EXHIBIT 10(vii)






                       LOAN AGREEMENT

                  Dated as of June 21, 1996


                        by and among


                 Constructions Forms, Inc.,
                   CF Ultra Tech, Inc. and
                       CF Gilco, Inc.

and

Bank Audi (USA)

                       LOAN AGREEMENT

          THIS LOAN AGREEMENT is made and entered into as of this 21st day of June, 1996, by and among CONSTRUCTION FORMS, INC., a Wisconsin corporation ("CF"), CF ULTRA TECH, INC., a Wisconsin corporation ("Ultra") and CF GILCO, INC., a Wisconsin corporation ("Gilco") (CF, Ultra and Gilco are collectively, the "Companies" and individually, a "Company") and BANK AUDI (USA), a New York State Chartered Bank association (the "Bank").

                          RECITALS

          The Companies have requested that the Bank loan to them, on a joint and several basis, the aggregate principal amount of $6,800,000.00.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          AGREEMENT

     SECTION 1 DEFINITIONS AND TERMS

          1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

          "Affiliate" shall mean any (a) director, officer or employee of the Person, or (b) Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person if the controlling Person directly or indirectly, either individually or together with (in the case of an individual) his spouse, lineal descendants and ascendants and brothers or sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, owns five percent or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of the controlled Person, whether through the ownership of voting securities, through common directors, trustees or officers, by contract or otherwise.

          "Agreement" shall mean this Loan Agreement, as amended, supplemented, modified or extended from time to time.

          "Business Day" shall mean a day other than a Saturday or Sunday on which banks are open for business in Milwaukee, Wisconsin; provided, however, that for purposes of LIBOR Rate Loans, the term "Business Day" shall mean only those days on which dealings in U.S. dollar deposits are carried out by U.S. financial institutions in the London Interbank Eurodollar Market.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

          "Collateral" shall mean all of the assets pledged by Pledgor to the Bank pursuant to the Pledge Agreement.

          "Default" shall mean an Event of Default or an event with which the giving of notice or the passage of time or both would constitute an Event of Default.

          "Employee Plan" shall mean any savings, profit sharing, or retirement plan or any deferred compensation contract or other plan maintained for employees of the Companies and covered by Title IV of ERISA, other than any multiemployer plan" as defined in ERISA (a "Multiemployer
Plan").

          "Environmental Law" shall mean any local, state or federal law or other statute, law, ordinance, rule, code, regulation, decree or order, presently in effect or hereafter enacted, promulgated or implemented governing, regulating or imposing liability or standards of conduct concerning the use, treatment, generation, storage, disposal, discharge or other handling or release of any Hazardous Substance.

          "Environmental Liability" shall mean all liability arising under, resulting from or imposed by any Environmental Law and all liability imposed under common law with respect to the use, treatment, generation, storage, disposal, discharge or other handling or release of any Hazardous Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the regulations and published interpretations thereunder, in each case as in effect from time to time.

          "Event of Default" shall have the meaning assigned in Section 6.1.

          "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public
Accountants acting through appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, results of operations and cash flows of the Companies.

          "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" shall mean JABCO, L.L.C., a Wisconsin limited liability company, and any other Person who guaranties the obligations of the Companies hereunder.

          "Guaranty" shall mean the Guaranty of the Guarantor in the form of Exhibit A, as amended, supplemented, modified, or extended from time to time.

          "Hazardous Substance" shall mean any pollutant, contaminant, waste or toxic or hazardous chemicals, wastes or substances, including, without limitation, asbestos, urea formaldehyde insulation, petroleum, PCB's, air pollutants, water pollutants, and other substances defined as hazardous or toxic in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9061 et seq., Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation
and Recovery Act, 42 U.S.C. 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601 et seq., the Solid Waste Disposal Act, 42 U.S.C. 3251 et seq., the Clean Air Act, 42 U.S.C. 1857 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq., Chapter and Liability Act of 1980, as amended, 42 144 of the Wisconsin Statutes, or any other statute, rule, regulation or order of any Government Authority having jurisdiction over the control of such wastes or substances, including without limitation the United States Environmental Protection Agency, the United States Nuclear Regulatory Agency, the State of Wisconsin, the Wisconsin Department of Natural Resources and the Ozaukee County Department of Health.

          "Indebtedness" shall mean all (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services for which any Company is liable, contingently or otherwise, as obligor, guarantor or otherwise; (c) commitments by which any Company assures a creditor against loss, including, without limitation, contingent reimbursement obligations with respect to letters of credit; (d) obligations which are evidenced by notes, acceptances or other instruments; (e) indebtedness guaranteed in any manner by any Company including, without limitation, guaranties in the form of an agreement to repurchase or reimburse; (f) obligations under leases which are or should be, in accordance with GAAP, recorded as capital leases for which obligations any Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Company assures a creditor against loss; (g) unfunded obligations of any Company to any Employee Plan; (h) liabilities secured by any Lien, other than a Permitted Lien, on any Property owned by any Company even though it has not assumed or otherwise become liable for the payment thereof; and (i) other liabilities or obligations of any Company which would, in accordance with GAAP, be included on the liability portion of a balance sheet.

          "IRB Documentation" shall mean that certain
Irrevocable Direct Pay Letter of Credit, dated the date hereof, issued by the Bank in favor of Firstar Trust Company ("Firstar") (the "Letter of Credit"); the Loan Agreement, dated as of February 1, 1995, between the City of Port Washington, Wisconsin ("Port Washington") and Guarantor; the Indenture of Trust, dated as of February 1, 1995, between Port Washington and Firstar; the Promissory Note of Guarantor in favor of Port Washington, dated February 15, 1995, in the original principal amount of $3,000,000; the Bond Purchase Agreement, dated as of February 1, 1995, among Port Washington, Guarantor, Firstar and Robert W. Baird & Co. Incorporated ("Baird"); the Remarketing Agreement, dated as of February 1, 1995, between Guarantor and Baird; the Reimbursement Agreement, dated the date hereof, between Guarantor and the Bank (the "Reimbursement Agreement"); the IRB Mortgage; any UCC financing statement evidencing a Lien relating to any of the foregoing; and all exhibits, schedules, certificates, resolutions, or other documents delivered, required or contemplated pursuant to any of the foregoing.

          "IRB Mortgage" shall mean the Mortgage granted by Guarantor to the Bank, dated the date hereof, as amended, supplemented, modified or extended from time to time, encumbering certain real estate located in Port Washington, Wisconsin.

          "LIBOR Index Rate" shall mean the rate of interest per annum determined by the Bank to be the average offered rate for deposits with six-month maturities in U.S. dollars (rounded up to the next whole multiple of 1/100 of 1%) which appear on the Reuters Screen LIBO Page (or such other page on which the appropriate information may be displayed), on the electronic communications terminals in the Bank's money center as of 10:00 a.m. (London time) for the day two Business Days prior to the first day of the applicable Loan Period. If fewer than two offered rates appear for a Loan Period, then the applicable LIBOR Rate shall be the average of the rates per annum (rounded up to the next whole multiple of 1/100 of 1%) at which deposits with six-month maturities in immediately available funds in United States dollars are offered to the Bank two Business Days prior to the beginning of such Loan Period by at least four major banks in the London Interbank Eurodollar Market at or about 10:00 a.m. London time for delivery on the first day of such Loan Period.

          "LIBOR Rate" shall mean a rate per annum equal to the sum of the quotient of the LIBOR Index Rate divided by the difference (expressed as a decimal) computed by subtracting the LIBOR Reserve Requirement from one, plus
1.25% per annum.

          "LIBOR Reserve Requirement" shall mean, with respect to each Loan Period, the stated rate of all reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Loan Period) that is specified on the first day of such Loan Period by the Board of Governors of the Federal Reserve System for determining the reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) applicable to the Bank.

          "Lien" shall mean any mortgage, pledge,
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), deed of trust, charge, preference, priority, security interest or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

          "Loan" shall mean the aggregate principal amount of $6,800,000.00 to be loaned by the Bank to the Companies pursuant hereto.

          "Loan Period" shall mean the period beginning on the date of the execution of the Note and ending on June 30, 1996 (in the case of the initial Loan Period) and thereafter it shall mean each calendar month except for the month of the Maturity Date where the Loan Period shall mean the period beginning on the first day of such month and ending on the Termination Date.

          "Material Adverse Effect" shall mean (a) a
Default, (b) a material adverse change in the business, prospects or condition (financial or otherwise) of any Company or in any Property, (c) the termination of any material agreement to which any Company is a party, (d) any material impairment of the right to carry on the business as now or proposed to be conducted by any Company, or (e) any material impairment of the ability of any Company to perform its obligations under this Agreement or the Related Documents.

          "Note" shall mean the promissory note from the Companies to the Bank in the form of Exhibit B, evidencing the Loan, as amended, supplemented, modified or extended from time to time.

          "Obligations" shall mean the principal and interest on the Loan and all costs and expenses and any other Indebtedness of any Company to the Bank.

          "Person" shall mean an individual, partnership, corporation, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

          "Pledge Agreement" shall mean the security and pledge agreement in the form of Exhibit C by and between Pledgor and the Bank, as amended, supplemented, modified or extended, from time to time.

          "Pledgor" shall mean William B. Finneran.

          "Property" shall mean any interest of any Company of any kind in property or assets, whether real, personal, mixed, tangible or intangible, wherever located, and whether now owned or subsequently acquired or arising and in the products, proceeds, additions and accessions thereof or thereto.

          "Regulatory Change" shall mean the adoption or amendment, after the date of this Agreement, of any federal or state law, regulation, interpretation, direction, policy, guideline or court decision applicable to the Bank or the London Interbank Eurodollar Market which increases the cost to the Bank of making or maintaining the Obligations or reduces the rate of return to the Bank (by reduction of principal, interest or otherwise) on the Obligations by subjecting the Bank to any tax, duty or other charge with respect to the Obligations, imposing any reserve requirement (except any reserve requirement reflected in the LIBOR Rate or the LIBOR Reserve Requirement), affecting the treatment of any Obligations for purposes of calculating the appropriate amount of capital to be maintained by the Bank or any Person controlling the Bank, or imposing on the Bank any other condition affecting the Obligations.

          "Requirements of Law" shall mean as to any matter or Person, the Certificate of Articles of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental Law), ordinance, treaty, rule, regulation, order, decree, determination or other requirement having the force of law relating to such matter or Person and, where applicable, any interpretation thereof by and Government Authority.

          "Related Documents" shall mean the Note, the Guaranty, the Pledge Agreement, the Subordination Agreement and all other certificates, resolutions, or other documents required or contemplated hereunder.

          "Senior Lender" shall mean LaSalle National Bank.

          "Stock Purchase Transaction" shall mean the transactions contemplated by the Stock and Unit Purchase
Agreement dated the date hereof among Construction Forms
Acquisition, Inc., a Delaware company, the Companies, the Guarantor and certain selling stockholders named therein.

          "Subordination Agreement" shall mean the subordination agreement by and between the Bank and the Senior Lender in the form of Exhibit D, as amended, supplemented, modified or extended from time to time.

          "Termination Date" shall mean June 22, 1999 or such earlier date on which the Obligations shall terminate as provided in Section 6.2; provided, however, that the Termination Date shall under no circumstances be earlier than the date upon which the Companies and the Guarantor pay in full all outstanding principal and interest due to the Senior Lender. The Termination Date may be extended as provided in Section 2.1.

          1.2 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made on a consolidated basis so as to include CF and its Subsidiaries, in each such calculation and, to the extent applicable, shall be made in accordance with GAAP. When used herein, the term "financial statement" shall include balance sheets, statements of earnings, statements of stockholders' equity, statements of cash flows and the notes and schedules thereto, and each reference herein to a balance sheet or other financial statement of CF shall be to a statement prepared on a consolidated and consolidating basis, unless otherwise specified.

          1.3 Interpretation. The words "hereof," "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and Exhibit references contained in this Agreement are references to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition.

          1.4 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP, and all other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the UCC to the extent the same are used or defined therein unless the context otherwise requires.
Terms defined in other Sections of this Agreement shall have the meanings set forth therein.

     SECTION 2 AMOUNTS AND TERMS OF OBLIGATIONS

          2.1  Loan.

          (a) On the date hereof, the Bank agrees to loan to the Companies, jointly and severally, the Loan in the aggregate principal amount of $6,800,000 and such Loan shall be subject to all of the terms and conditions set forth in this Agreement. The Loan made by the Bank to each Company pursuant hereto shall be evidenced by the Note.

          (b) All outstanding principal and interest on the Loan shall be due and payable on the Termination Date; provided, however, that the parties hereto may agree to extend the Termination Date for a maximum of an additional three years.

          (c)  The Companies shall pay all accrued and
unpaid interest on the Loan on the last day of each Loan Period continuing until the Loan is paid in full. Prior to an Event of Default, interest shall accrue on the aggregate unpaid principal amount outstanding under the Note at a rate per annum equal to the LIBOR Rate.

          2.2  LIBOR Rate Restrictions.

          (a) The Bank may require any Loan to be repaid prior to the Termination Date in the event that the Bank determines that maintenance of the Loan would violate any applicable Requirements of Law.

          (b) In the event the Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit or loss, cost, expense or premium incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund the Loan or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Bank), as a result of any payment of the Loan on a date other than the Termination Date and whether or not such payment is required by any provisions of this Agreement;

then upon the demand of the Bank, the Companies shall pay to the Bank such amount as will reimburse the Bank for such loss, cost, expense or premium. If the Bank requests such a reimbursement it shall provide the applicable Company with a certificate setting forth the computation of the loss, cost, expense or premium giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed pima facie correct.

          2.3  Joint and Several Obligations Etc.

          (a) The Obligations shall be joint and several; provided, however, that notwithstanding any other provisions hereof to the contrary, the maximum liability of each Company hereunder and under the Notes shall be limited to the greater of (i) the proceeds of loans made by the Bank hereunder to the extent such proceeds are advanced, transferred or applied to or for the benefit of such Company, and (ii) ninety-five percent (95%) of the difference between (A) the present fair saleable value of the Company's assets as of the date of this Agreement or any subsequent date (if greater, and to the extent permitted by law) and (B) the amount of all liabilities of the Company, including liabilities under this Agreement and the Notes and probable exposure under contingent liabilities, as of such date.

          (b)  The Obligations shall be absolute and
unconditional unto each Company; each Company unconditionally and irrevocably waives each and every defense which, under principles of guarantee or suretyship law or otherwise, would operate to impair or diminish such liability; and nothing whatsoever except actual full payment and performance to the Bank of such Obligations shall operate to discharge the liability of the Companies hereunder. Without limitation of the foregoing, the Obligations shall not be affected by the invalidity or unenforceability of all or part of the Obligations with respect to any Company.

          (c) The Bank shall not be obligated to: (a) take any steps whatsoever to collect from, or to file any claim of any kind against, any Company or any other person or entity liable for payment or performance of any of the Obligations; or (b) take any steps whatsoever to protect, accept, obtain, enforce, take possession of, perfect its interest in, foreclose or realize on collateral or security, if any, for the payment or performance of any of the Obligations; or (c) in any other respect exercise any diligence whatsoever in collecting or attempting to collect any of the Obligations by any means.

          (d) Without limiting the generality of foregoing, there shall be no diminution or impairment of liability of any Company in any respect, if the Bank exercises any of the following rights without notice of any kind to Companies:
(i) extends any additional credit to any Company (ii) accepts any Collateral, security or guarantee for obligations or any other credit; (iii) determines how, when, what application of payments, credits and collections, if any, shall be made on the Obligations and any other credit and accepts partial payments; (iv) determines what, if anything, shall at any time be done with respect to any collateral or security; subordinates, sells, transfers, surrenders, releases or otherwise disposes of all or any of such collateral or security; and purchases or otherwise acquires any such collateral or security at foreclosure or otherwise; and (v) with or without consideration grants, permits or enters any waiver, amendment, extension, modification, refinancing, indulgence, compromise, settlement, subordination, discharge or release of (A) any of the Obligations, (B) any obligations of any other Person liable for payment or performance of any of the Obligations, and any agreement relating to obligations and (C) any collateral or security or agreement relating to collateral or security for any of the foregoing.

          (e)  Each Company hereby unconditionally waives
(i) presentment, notice of dishonor, protest, demand for payment and all notices of any kind, including, without limitation: notice of acceptance hereof; notice of the creation of any of the Obligations; notice of nonpayment, nonperformance or other default on any of the Obligations; and notice of any action taken to collect upon or enforce any of the Obligations; (ii) any subrogation to the rights of the Bank against any other Company, any other claim against any other Company which arises as a result of payments made by a Company pursuant this Agreement, and any claim for contribution against any other Company whether or not the Obligations have been paid or performed in full; and
(iii) any setoffs or counterclaim, against the Bank which would otherwise impair the Bank's rights against any Company hereunder.

          2.4  Interest After Default. After an Event of
Default, the Loan shall bear interest at the rate of the then prime rate of the Bank plus 4% per annum.

          2.5 Payments. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest on the Note.

          2.6 Optional Prepayments. The Companies may at their option, at any time upon three (3) days' prior written notice to the Bank, prepay the Obligations, in whole or part. Partial prepayments shall be in the principal amount $100,000 or a multiple thereof, together with accrued interest to the date of prepayment on the amount prepaid. There shall be no prepayment premium or penalty.

          2.7 Effect of Regulatory Change. In the event of a Regulatory Change deemed by the Bank in good faith to be material, the Companies shall pay to the Bank (within ten days after notice by the Bank to the Companies of such Regulatory Change) such amounts as the Bank deems reasonably necessary to compensate the Bank for the increase in the cost of making or maintaining the Obligations or the reduction in the rate of return to the Bank on the Obligations resulting from the Regulatory Change.

          2.8 No Obligations to Extend or Forbear. The Companies acknowledge and agree that the Bank (a) upon execution hereof, has no duty or obligation of any kind to, and has made no representations of any kind or nature that the Bank will, extend credit or any other kind of financial accommodations to any Company after the Termination Date, or forbear at any time from the exercise of any of its rights or remedies under this Agreement, the Related Documents and applicable law, and (b) may at any time, in its sole and absolute discretion, exercise whatever rights and remedies the Bank may have under this Agreement, the Related Documents and applicable law. The Obligations shall be due in full on the Termination Date without further demand.

          SECTION 3 REPRESENTATIONS AND WARRANTIES

          In order to induce the Bank to enter into this Agreement and make and incur the Obligations as herein provided, each Company hereby severally represents and warrants to the Bank as follows:

          3.1 Organization, Qualification and Subsidiaries. The Company and each of its Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation. The Company and each of its Subsidiaries has the corporate power and authority and all necessary licenses, permits and franchises to borrow hereunder and to grant the liens and security interests provided for in Related Documents and to own its assets and conduct its business presently conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in all jurisdictions where it is required to be qualified. All the issued and outstanding capital stock of the Company and each of its Subsidiaries has been validly issued and is fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of Wisconsin Statutes. The name and the number of shares of capital stock owned by each shareholder of the Company is set forth on Schedule 1. Except as set forth on Schedule 2, (a) the Company has no Subsidiaries,
(b) the Company does not own, directly or indirectly, more than 1% of the total outstanding shares of any class of capital stock of any other Person, (c) there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company.

          3.2  Financial Statements.

     (a) The Company's year-end audited financial statements for its fiscal years ended January 31, 1996 and January 31, 1995, audited by Deloitte & Touche, and the financial statements prepared by the Company for the three-month period ended April 30, 1996 furnished to the Bank are accurate and complete and were prepared in accordance with GAAP (except that the interim financial statements are subject to normal year-end audit adjustments) consistently applied throughout the applicable periods, and present fairly the financial condition of the Company as of such dates and the results of its operations and cash flows for the periods then ended. The balance sheets and footnotes thereto show all known liabilities, direct or contingent, of the Company and its Subsidiaries as of the respective dates thereof in accordance with GAAP. There has been no Material Adverse Effect since the date of the latest of such statements. The Company's fiscal year begins on February 1.

     (b) The financial forecasts dated March 11, 1996 and furnished to the Bank by the Company are based on information and assumptions that are accurate and reasonable as of the date hereof.

          3.3  Authorization. The making, execution,
delivery and performance of this Agreement and the Related
Documents by the Company have each been duly authorized by all necessary corporate action. The valid execution, delivery and performance of this Agreement, the Related
Documents and the transactions contemplated hereby and thereby, are not and will not be subject to any approval, consent or authorization of any Government Authority. This
Agreement and the Related Documents are the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          3.4 Absence of Conflicting Obligations. The making, execution, delivery and performance of this Agreement and the Related Documents and compliance with their respective terms do not violate or constitute a default, breach or violation under any Requirements of Law or any covenant, indenture, deed, lease, contract, agreement, mortgage, deed of trust, note or instrument to which the Company is a party or by which it is bound.

          3.5 Taxes. The Company has filed all federal, state, foreign and local tax returns which were required to be filed, except those returns for which the due date has been validly extended. The Company has paid or made provisions for the payment owed, and no tax deficiencies have been proposed, threatened or assessed against the Company. The federal income tax liability of the Company has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended January 31, 1993 and there is no pending or, to the best of the Company's knowledge, threatened tax controversy or dispute as of the date hereof.

          3.6 Absence of Litigation. Except as set forth in Schedule 3.06, there is no pending or, to the knowledge of the Company, threatened litigation or administrative proceeding at law or in equity which would, if adversely determined, result in a Material Adverse Effect, and, to the best of the Company's knowledge after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such litigation or administrative proceedings.

          3.7 Accuracy of Information. All information, certificates or statements given by the Company to the Bank under this Agreement and the Related Documents were accurate, true and complete in all material respects when given, continue to be accurate, true and complete in all materials respects as of the date hereof, and do not contain any untrue statement or omission of a material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which is not set forth in this Agreement, the Related Documents or other documents, certificates or statements furnished to the Bank by or on behalf of the Company in connection with the transactions contemplated hereby and which will, or which in the future may (so far as the Company can reasonably foresee), cause a Material Adverse Effect.

          3.8 Federal Reserve Regulations. The Company will not, directly or indirectly use any proceeds of the Obligations to: (a) purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221, as amended);
(b) extend credit to other Persons for any such purpose or refund indebtedness originally incurred for any such purpose; or (c) otherwise take or permit any action which would involve a violation of Section 7 of the Securities Value Exchange Act of 1934, as amended, or any regulation of the Board of Governors of the Federal Reserve System.

          3.9 ERISA. The Company and anyone under common control with the Company under Section 4001(b) of ERISA (an "ERISA Affiliate") is in compliance in all material respects with the applicable provisions of ERISA and, with respect to each Employee Plan: (a) no "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code has occurred which will subject the Company to any tax or penalty imposed under Section 4975 of the Code, (b) no "reportable event" as defined in Section 4043 of ERISA has occurred (other than reportable events for which the notice requirement has been waived); (c) no "accumulated funding deficiency" as defined in Section 302 of ERISA (whether or not waived) has occurred; (d) the assets are at least as great as the liabilities on a terminated basis, based on the reasonable assumptions used in the most recent actuarial valuation; and (e) the Company or the plan sponsor has timely filed all returns and reports required to be filed for each Employee Plan. Neither the Company nor any ERISA Affiliate has an obligation to continue any Multiemployer Plan.

          3.10 Security Interests. The Bank has a legal, valid, perfected and, except for Permitted Liens, first priority security interest in the Collateral and the Collateral is and at all times shall be free and clear of all Liens whatsoever.

          3.11 Places of Business. The principal place of business of CF and the chief executive office of CF, Ultra and Gilco is located at the address specified in Section 7.6, and the books and records of CF, Ultra and Gilco and all records of account are located and hereafter shall continue to be located at such principal place of business and chief executive office. The principal place of business for Ultra is located at 1325 Park Street, Port Washington, Wisconsin. The principal place of business for Gilco is located at 1040 N. 9th Street, Grafton, Wisconsin.

          3.12 Other Names. The business conducted by the Company has not been conducted under any corporate, trade or fictitious name, and following the date hereof the Company will not conduct its business under any corporate, trade or fictitious name unless the Company shall have delivered at least 30 days' prior written notice to the Bank of such name change.

          3.13 Not an Investment Company. The Company is not (a) an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary" of a "holding company" or an "affiliate of a "holding company" or a "subsidiary" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.14 No Defaults. The Company is not in default under or in violation of (a) any Requirements of Law, (b) any covenant, indenture, deed, lease, agreement, mortgage, deed of trust, note or other instrument to which the Company is a party or by which the Company is bound, or to which any Property is subject, or (c) any Indebtedness; or if any default or violation under Sections 3.14(a), (b) or (c) exists, it is an immaterial default or violation and the failure to cure such default or violation would not result in a Material Adverse Effect.

          3.15 Environmental Laws.  Except as disclosed on
Schedule 3.15 attached hereto and incorporated herein, the business of the Company has been operated in full compliance and with all Environmental Laws and the Company is not subject to any Environmental Liability relating to the conduct of its business or the ownership of its Property and no facts or circumstances exist which could give rise to such Environmental Liabilities. No notice has been served on the Company claiming any violation of Environmental Laws, asserting Environmental Liability or demanding payment or contribution for Environmental Liability or violation of Environmental Laws.

          SECTION 4 CONDITIONS PRECEDENT TO OBLIGATIONS

          In addition to the terms and conditions otherwise contained herein, the obligation of the Bank to make or incur any Obligations is conditioned on the Bank receiving, prior to or on the date hereof, each of the following items in form, detail and content satisfactory to the Bank:

     (a)  the executed Note;

     (b) the executed Pledge Agreement together with such consents to the collateral pledge as the Bank shall require;

     (c)  the Guaranty executed by the Guarantor;

          (d)  executed financing statements or other
evidence to show that financing statements have been filed in each jurisdiction where such filing is necessary to perfect the security interests of the Bank created by the Pledge Agreement;

          (e)  a certificate of the secretary or an
assistant secretary of each Company and the Guarantor certifying (i) an attached complete and correct copy of its bylaws; (ii) an attached complete and correct copy of resolutions duly adopted by its board of directors which have not been amended since their adoption and remain in full force and effect, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which it is a party; (iii) that its articles of incorporation have not been amended since the date of the last date of amendment thereto indicated on the certificate of the secretary of state; and (iv) as to the incumbency and specimen signature of each officer executing this Agreement and all other Related Documents to which it is a party, and including a certification by another officer as to the incumbency and signature of the secretary or assistant secretary executing the certificate;

          (f) the opinion of counsel for the Companies and the Guarantor in the form of Exhibit E;

          (g) the opinion of counsel for the Pledgor in the form of Exhibit F;

          (h) certificates of status or good standing for the Companies and the Guarantor, and certified copies of the Articles of Incorporation for the Companies and the Guarantor, all issued by the Office of the Secretary of State of incorporation within 30 days of the date hereof;

          (i) copies of all executed documents evidencing the consummation of the Stock Purchase Transaction; and

          (j) copies of all executed documents evidencing the Senior Loan Transaction.

          SECTION 5 AFFIRMATIVE COVENANTS

          Each Company severally covenants and agrees that, from and after the date of this Agreement and until the Termination Date and until the entire amount of the Obligations to the Bank is paid in full, it shall:

          5.1 Corporate Existence; Compliance With Laws; Maintenance of Business; Taxes. (a) Maintain its corporate existence, licenses, permits, rights and franchises;
(b) comply in all material respects with all Requirements of Law; (c) conduct its business substantially as now conducted; (d) pay before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other government charges against it and its Property, and all other liabilities except to the extent and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves having been provided.

          5.2  Maintenance of Property; Insurance.

     (a) Keep all Property useful and necessary in its business, whether leased or owned, in good condition, repair and working order (ordinary wear and tear excepted) and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, additions and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (b) Maintain with good, reputable and financially sound insurance underwriters insurance of such nature and in such amounts as is customarily maintained by companies engaged in the same or similar business and such other insurance as may be required by law or as may be reasonably required in writing by the Bank. Each policy providing liability coverage to any Company shall name the Bank as an additional insured, and each policy insuring the Property shall name the Bank as loss payee and/or mortgagee, as its interest appears, and all policies shall require the insurer to give the Bank 30 days prior written notice of the modification, cancellation or nonrenewal of the policy; the Companies shall furnish copies of all such insurance policies or a certificate evidencing that each Company has complied with the requirements of this paragraph on the date hereof and on each renewal date of such policies; and within 90 days after the end of each fiscal year, the Companies shall deliver to the Bank a schedule showing all insurance policies in force as of the end of such year, signed by an authorized officer of the Companies.

          5.3 Financial Statements. Maintain a standard system of accounting in accordance with sound accounting practice, and furnish to the Bank such information respecting the business, assets and financial condition of each Company as the Bank may reasonably request and, without request furnish to the Bank:

     (a) as soon as available, and in any event within 30 days after the end of each month of CF's fiscal year (or 50 days after the end of the first and last months of CF's fiscal year), financial statements including the balance sheet for CF and its Subsidiaries as of the end of each such month and statements of income and cash flows of CF and its Subsidiaries for each such month and for that part of the fiscal year ending with such month, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year and a comparison of actual cash flow, income and capital expenditures with amounts budgeted for such period, all in reasonable detail and certified as true, correct and complete, subject to review and normal year-end adjustments, by the chief financial officer of CF;

     (b) as soon as available, and in any event within 90 days after the close of each fiscal year, a copy of the detailed annual audit report for such year and accompanying financial statements for CF and its Subsidiaries as of the end of such year, containing balance sheets and statements of income, retained earnings and cash flows for such year and for the previous fiscal year, as audited by independent certified public accountants of recognized standing selected by CF and satisfactory to the Bank, which report shall be accompanied by (i) the unqualified opinion of such accountants to the effect that the statements present fairly, in all material respects, the financial position of CF and its Subsidiaries as of the end of such year and the results of its operations and its cash flows for the year then ended in conformity with GAAP; (ii) a certificate of such accountants showing their calculation of the financial covenants contained herein and stating that their review disclosed no Default or that their review disclosed a Default and specifying the same and the action taken or proposed to be taken with respect thereto; and (iii) any supplementary comments and reports submitted by such accountants to CF including the management letter, if any;

     (c) with the financial statements described in Section 5.3(a), the certificate of the president or chief financial officer of CF to the effect that (i) a review of the activities of the Companies during such period has been made under his supervision to determine whether the Companies have observed, performed and fulfilled each and every covenant and condition in this Agreement and the Related Documents, and (ii) no Default has occurred (or if such Default has occurred, specifying the nature thereof and the period of existence thereof and the steps, if any, being undertaken to correct the same); and

     (d) promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken with respect thereto: (i) the occurrence of any Default, (ii) the institution of, or any materially adverse determination or development in, any litigation, arbitration proceeding or governmental proceeding, (iii) the occurrence of a "reportable event" under, or the institution of steps by any Company to withdraw from, or the institution of any steps to terminate, any Employee Plan as to which any Company may have liability, (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of this Agreement or any Related Document, or (v) any event which would have a Material Adverse Effect.

All financial statements referred to herein shall be complete and correct in all material respects and shall be prepared in reasonable detail and on a consolidated and consolidating basis in accordance with GAAP, applied consistently throughout all accounting periods.

          5.4 Inspection of Property and Records. At any reasonable time following reasonable notice, as often as may be reasonably desired and at each Company's expense, permit representatives of the Bank to visit its Property, examine its books and records and discuss its affairs, finances and accounts with its officers and independent certified public accountants (who shall be instructed by the Company to make available to the Bank or its agents the work papers of such accountants) and the applicable Company shall facilitate such inspection and examination.

          SECTION 6 DEFAULT AND REMEDIES

          6.1 Events of Default Defined. Any one or more of the following shall constitute an "Event of Default":

          (a)  the Companies shall fail to pay any
  Obligations when and as the same shall become due and payable, whether upon demand, at maturity, by extension, acceleration or otherwise;

          (b) any Company shall fail to observe or perform any of the covenants, agreements or conditions contained in Sections 4, 5.1(a), 5.2(b) or 5.4;

          (c) (i) Guarantor shall default in the payment of any indebtedness evidenced by the IRB Documentation, or
  (ii) any Company shall default (as principal or guarantor or otherwise) in the payment of any other Indebtedness aggregating $50,000 or more, or with respect to any of the provisions of any agreement evidencing such Indebtedness, and such default shall continue beyond any period of grace, if any, specified in such agreement, unless such Company is contesting such default in good faith and the Bank agrees, in its sole discretion, that Company is so contesting such default;

          (d) any Company, the Guarantor or Pledgor shall fail to observe or perform any of the other covenants, agreements or conditions contained in this Agreement or the Related Documents and such failure shall continue for thirty days after written notice thereof is given by the Bank to the Company;

          (e) any representation or warranty made by any Company, the Guarantor or Pledgor herein or in any of the Related Documents or in any certificate, document or financial statement delivered to the Bank shall prove to have been incorrect in any material adverse respect as of the time when made or given;

          (f)  a final judgment (or judgments) for the
  payment of amounts aggregating in excess of $75,000 shall be entered against any Company, and such judgment (or judgments) shall remain outstanding and unsatisfied, unbonded or unstayed after 30 days from the date of entry thereof;

          (g) any Company shall (i) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature;
  (ii) make an assignment for the benefit of creditors;
  (iii) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or a substantial part of its respective assets; (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; (iv) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or adopts a plan of liquidation of its assets;

          (h) if any Person shall: (i) petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for any Company or a substantial part of its respective assets which continues undischarged for a period of thirty days or more; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, in which an order for relief is entered or which remains undismissed for a period of thirty days or more;

          (i) any Government Authority or any geotechnical engineer or environmental consultant hired by any Company, the Bank or any Government Authority shall determine that the potential uninsured liability of the Company for damages caused by the discharge of any Hazardous Substance, including liability for real property damage or remedial action related thereto or liability for personal injury claims, exceeds $50,000 and the Company is unable to provide for such liability in a manner reasonably acceptable to the Bank, any Government Authority, STS Consultants or any other geotechnical engineer or environmental consultant hired by any Company, (the forma equity holders of CF, Gilco, Ultra or the Guarantor), the Bank or any Government Authority determines that the costs to investigate, test, cleanup and remediate any Hazardous Substance (collectively, "Remediation Costs") in any way related to or associated with the real property located at 1040 Ninth Avenue, Grafton, Wisconsin, 53024, may exceed $1,500,000 in the aggregate (provided that such Remediation Costs are disclosed in a remedial action plan, feasibility study or other similar report and the Company is enable to provide for payment of such Remediation Costs in a manner reasonably acceptable to the Bank;

     (j) except as provided in Section 2.1 (i), any Government Authority shall determine that the potential uninsured liability of the Company for damages caused by the presence or discharge of any Hazardous Substance, including liability for claims for diminution in value of any real property of a third party of liability for personal injury claims, exceeds $50,000, and the Company is unable to provide for such liability in a manner reasonably acceptable to the Bank; or

     (k) at any time during the term of the Loan and until the full payment of all Obligations hereunder, in the sole determination of the Bank, the market value of the Collateral is less than the value of the Obligations.

               (1)  any of the Companies or the Guarantor
fails to pay any of its Indebtedness as and when that Indebtedness becomes payable or any of the Companies or the Guarantor fails to perform or observe any covenant or agreement to be performed or observed by it contained in the Master Credit Agreement dated June 21, 1996 among the Companies and the Senior Lender and related documents, including the guaranty of the Guarantor with respect to the obligations of the Companies thereunder, and such failure to pay, perform or obscure is not waived by the Senior Lender.

          6.2 Remedies Upon Event of Default. Upon the occurrence of an Event of Default:

          (a) then, without presentment, notice, demand or action of any kind by the Bank, all of which are hereby waived, the entire amount of the Obligations shall be automatically accelerated and immediately due and payable.

          (b) the Bank shall have all of the rights and remedies provided to the Bank by the Related Documents, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. In addition to and not in lieu of any other right or remedy the Bank might have, the Bank at any time and from time to time at its election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which any Company may be required to do, perform or comply with and the Companies shall reimburse the Bank upon demand for any cost or expense which the Bank may incur in such respect, together with interest thereon at the rate equal to the rate payable under the Note following an Event of Default from the date of such demand until paid. No failure or delay on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right or remedy.

          SECTION 7 MISCELLANEOUS

          7.1 Assignability; Successors. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto. Each of the Companies' rights and liabilities under this Agreement and the Related Documents are not assignable in whole or in part without the prior written consent of the Bank. The Bank may at any time sell, assign or transfer to one or more banks or other entities other than any competitor of the Companies ("Participants") interests in the Note held by the Bank or any other interest of the Bank in the Obligations. Each Company authorizes the Bank to disclose to any Participant or prospective Participant any and all financial information in the Bank's possession concerning each such Company and its Affiliates which has been delivered to the Bank by or on behalf of such Company. Each Company agrees that upon the occurrence of any Event of Default each Participant shall be deemed to have the right of setoff in respect of its participating interest in the Obligations to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          7.2  Survival. All agreements, covenants,
representations and warranties made herein and in the Related Documents shall survive the execution and delivery of this Agreement and the Related Documents, the making of the Obligations and the termination of this Agreement.

          7.3  Governing Law. This Agreement and the Related
Documents shall be governed by the internal laws of the State of New York.

          7.4 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

          7.5 Entire Agreement; Amendments. This Agreement, the Exhibits and Schedules attached hereto, and the Related Documents contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the party against which enforcement thereof is sought. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          7.6  Notices. All communications or notices
required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile. Communications or notices shall be delivered personally or by certified or registered mail, postage prepaid, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this section of a change of address:

     if to the Companies:     Construction Forms, Inc.
          W60 N151 Cardinal Avenue
          Cedarburg, WI 53012-0326
          Attn: Mr. Alan Kastelic,
            President
          FAX: (414) 377-4049

     with copies to:     Edison Control Corporation
          360 Lexington Avenue
          New York, NY 10017
          Attn: Ms. Mary E. McCormack
            President and CEO
          FAX (212) 972-6109

     if to the Bank:     Bank Audi (USA)
          19 East 54th Street
          New York, NY 10022
          Attn:  Mr. Kenneth V. Brooks
          Fax:  (212) 833-1000

     with copies to:     Berge Setrakian, Esq.
          Whitman Breed Abbott & Morgan
          200 Park Avenue
          New York, NY 10166
          Fax:  (212) 351-3131

          7.7  Severability. Whenever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.8 Further Assurances. Each Company severally agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Bank may at any time request in connection with the administration or enforcement of this Agreement or the Related Documents or in order better to assure and confirm unto the Bank its rights, powers and remedies hereunder.

          7.9 Conflicts and Ambiguities. In the event of any ambiguity or conflict as between the terms of this Agreement, the Related Documents or any other document executed and delivered pursuant to this Agreement, the terms of this Agreement shall control.

          7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO
KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL
RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR
IN RELATION TO THIS AGREEMENT OR ANY RELATED DOCUMENT TO
WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT,
DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE
BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY
RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR
ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR
PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A
JURY.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CONSTRUCTION FORMS, INC.

By:


,



CF ULTRA TECH, INC.

By:


,


CF GILCO, INC.


By:


,



BANK AUDI (USA)

By:


,



                       CONSENT AND ACKNOWLEDGMENT


     IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the date first above written and hereby (i) agrees and consents to all of the terms and conditions of the foregoing Agreement; and (ii) ratifies and confirms its representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Guaranty, the Agreement and each of the other Related
Documents to which it is a party or by which it may be bound. The Guarantor hereby affirms and agrees that it has received sufficient value (as described in Section
9-203(1)(b) of the Uniform Commercial Code of the State of Wisconsin) and benefit (whether direct or indirect) in exchange for its execution of or ratification of, as the case may be, and obligations under the Guaranty, the Agreement, and other Related Documents.

                         JABCO, L.L.C.



                         By:
                                        ,

                      TABLE OF CONTENTS

                                                        Page
SECTION 1   DEFINITIONS AND TERMS

     1.1    Definitions . . . . . . . . . . . . . . . . . .1
     1.2    Accounting and Financial Determinations . . . .8
     1.3    Interpretation. . . . . . . . . . . . . . . . .8
     1.4    Other Terms . . . . . . . . . . . . . . . . . .9

SECTION 2   AMOUNTS AND TERMS OF OBLIGATIONS

     2.1    Loan. . . . . . . . . . . . . . . . . . . . . .9
     2.2    LIBOR Rate Restrictions . . . . . . . . . . . .9
     2.3    Joint and Several Obligations Etc.. . . . . . .9
     2.4    Interest After Default. . . . . . . . . . . . 11
     2.5    Payments. . . . . . . . . . . . . . . . . . . 11
     2.6    Optional Prepayments. . . . . . . . . . . . . 11
     2.7    Effect of Regulatory Change . . . . . . . . . 11
     2.8    No Obligations to Extend or Forbear . . . . . 11

SECTION 3   REPRESENTATIONS AND WARRANTIES

     3.1    Organization, Qualification and
            Subsidiaries. . . . . . . . . . . . . . . . . 12
     3.2    Financial Statements. . . . . . . . . . . . . 12
     3.3    Authorization . . . . . . . . . . . . . . . . 13
     3.4    Absence of Conflicting Obligations. . . . . . 13
     3.5    Taxes . . . . . . . . . . . . . . . . . . . . 13
     3.7    Accuracy of Information . . . . . . . . . . . 14
     3.8    Federal Reserve Regulations . . . . . . . . . 14
     3.9    ERISA . . . . . . . . . . . . . . . . . . . . 14
     3.10   Security Interests. . . . . . . . . . . . . . 15
     3.11   Places of Business. . . . . . . . . . . . . . 15
     3.12   Other Names . . . . . . . . . . . . . . . . . 15
     3.13   Not an Investment Company . . . . . . . . . . 15
     3.14   No Defaults . . . . . . . . . . . . . . . . . 15
     3.15   Environmental Laws. . . . . . . . . . . . . . 15

SECTION 5   AFFIRMATIVE COVENANTS

     5.1    Corporate Existence; Compliance With Laws;
            Maintenance of Business; Taxes. . . . . . . . 17
     5.2    Maintenance of Property; Insurance. . . . . . 17
     5.3    Financial Statements. . . . . . . . . . . . . 18
     5.4    Inspection of Property and Records. . . . . . 19

SECTION 6   DEFAULT AND REMEDIES

     6.1    Events of Default Defined . . . . . . . . . . 21
     6.2    Remedies Upon Event of Default. . . . . . . . 23

SECTION 7   MISCELLANEOUS

     7.1    Assignability; Successors . . . . . . . . . . 23
     7.2    Survival. . . . . . . . . . . . . . . . . . . 24
     7.3    Governing Law . . . . . . . . . . . . . . . . 24
     7.4    Counterparts; Headings. . . . . . . . . . . . 24
     7.5    Entire Agreement; Amendments. . . . . . . . . 24
     7.6    Notices . . . . . . . . . . . . . . . . . . . 25
     7.7    Severability. . . . . . . . . . . . . . . . . 25
     7.8    Further Assurances. . . . . . . . . . . . . . 25
     7.9    Conflicts and Ambiguities . . . . . . . . . . 26
     7.10   WAIVER OF JURY TRIAL. . . . . . . . . . . . . 26

                          Exhibits


Exhibit A   Form of Guaranty

Exhibit B   Form of Promissory Note

Exhibit C   Form of Pledge Agreement

Exhibit D   Form of Subordination Agreement

Exhibit E   Form of Opinion of Counsel for Companies


                         Schedules


Schedule 1  Stock Ownership of Each Company

Schedule 2  Subsidiaries, Options, Warrants

Schedule 3  Litigation

Schedule 3.16  Compliance with Environmental Laws